UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2014

TARGETED MEDICAL PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-53071	20-5863618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2980 Beverly Glen Circle, Suite 301 Los Angeles, California	90077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 474-9809

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

WC Receivables Funding, Assignment and Security Agreement

Targeted Medical Pharma, Inc., a Delaware corporation (the “Company”), Cambridge Medical Funding Group, LLC, a Delaware limited liability company (“CMFG”) and certain customer physicians of the Company (each a “Medical Provider”) have entered into several WC Receivables Funding, Assignment and Security Agreements (each an “Agreement” and collectively, the “Agreements”). Pursuant to the Agreements, CMFG agreed to purchase from each Medical Provider, and each Medical Provider agreed to sell, assign and set over to CMFG, certain receivables (the “Receivables”) that are owed to such Medical Providers by various insurance carriers relating to services and products furnished by the Medical Providers to their patients, the costs of which are to be the subject of claims for workers’ compensation benefits. As a result of the assignment and sale, the Company receives certain fees from CMFG, on behalf of each particular Medical Provider, and the Company grants each Medical Provider access to the Company’s billing, claims processing and lien filing and activation services. Generally, following the assignment of the Receivables, CMFG will then collect, in cash, the Receivables from the insurance carriers. After accounting for certain waterfall payments due according to the Agreement, CMFG will then apportion the remaining cash among CMFG and the particular Medical Provider who had originally assigned the Receivables.

This summary description is qualified in its entirety by reference to the form of WC Receivables Funding, Assignment and Security Agreement, which is attached as 10.1 to this Form 8-K and is incorporated herein by reference.

Amendment to Employment Agreement

On December 20, 2013, the Company entered into the Amendment to Employment Agreement (the “Amended Employment Agreement”) with William B. Horne amending that certain Employment Agreement (the “Employment Agreement”) dated August 15, 2013 by and among the Company and Mr. Horne. Pursuant to the Amended Employment Agreement, Mr. Horne’s base salary has been increased to $275,000 per year, effective as of the date of the Amended Employment Agreement. Additionally, Mr. Horne is entitled to performance bonuses in the event that the Company meets certain financial milestones. Mr. Horne is entitled to a one-time cash bonus of $50,000 if the Company meets certain cash flow milestones and he is entitled to an annual cash bonus ranging from 0% to 30% of $250,000 if the Company’s earning before interest, taxes, depreciation and amortization (including equity compensation) (“EBITDA”) reaches certain milestones. Mr. Horne also received options to purchase 150,000 shares of the Company’s common stock, par value $0.001 per share. Such options will vest over three years, contingent upon the Company meeting certain EBITDA milestones.

This summary description is qualified in its entirety by reference to the Amended Employment Agreement, which is attached as 10.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of WC Receivables Funding, Assignment and Security Agreement

10.2	Amendment No. 1 to Employment Agreement with William B. Horne

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2014

TARGETED MEDICAL PHARMA, INC.

	By:	/s/ William B. Horne
Name: William B. Horne
Title: Chief Financial Officer